SUBSCRIPTION AGREEMENT

      THIS AGREEMENT is made and entered into this 20th day of May, 1997, by and between CAMELOT CORPORATION, a Colorado corporation (hereinafter referred to as "Camelot"), and ADINA, INC., (hereinafter referred to as "Adina"), a Delaware Corporation.

                          Subscription

Adina  hereby subscribes for 53,811,780 Preferred Shares,  Series
J,   par  value  $0.01,  of CAMELOT on the  following  terms  and conditions:

                         Consideration

      1. The stock shall be paid for by the transfer of 6,029,921 restricted common shares of Alexander Mark Investments
(USA), Inc.("AMI Shares").

     2. Closing of this Agreement to take place on May 20, 1997 at Dallas, Texas or such other time and place as the parties may agree.

                    CAMELOT Representations

      3. CAMELOT hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

           (a) CAMELOT has the proper corporate authority to execute this subscription and issue the shares as set out below;

          (b) There are no liens, pledges, chattel mortgages, or other encumbrances of any kind against the CAMELOT Shares;

           (c) There are no undisclosed interests, present or future, in the CAMELOT Shares, nor does CAMELOT know of any assertion of such an interest;

           (d) CAMELOT is not required by any provision of federal, state, or local law to take any further action or to seek any governmental approval of any nature prior to the issuance by it of the CAMELOT Shares;

          (e) There are no outstanding or existing provisions of an agreement it is a party to that would prevent, limit, or condition the issuance of the CAMELOT Shares to Adina;

            (f) There are no provisions of any contract, indenture, or other instrument to which CAMELOT is a party or to which the CAMELOT Shares are subject which would prevent, limit, or condition the issuance of the CAMELOT Shares to Adina.

           (g)  CAMELOT's Certificate of Incorporation, Bylaws or
other   agreement  or  corporate  resolution  does  not   require
stockholder approval prior to CAMELOT issuing CAMELOT Shares to Adina.

           (h) The Preferred Shares, Series J has been properly designated by the Board and will have the following rights and privileges:

     1.   Dividends and Distribution.

           There shall be no dividends paid to the shareholder of the Preferred Stock, Series J.

      2.    Voting  Rights.  The holders of shares  of  Preferred
Stock, Series J shall have the following voting rights:

           (A)   Each  share of Preferred Stock, Series  J  shall
entitle the holder thereof to one vote, voting together with  the
common  stock  on  all  matters  submitted  to  a  vote  of   the
stockholders of the Corporation,

           (B) Except as required by law and by Section 10 hereof, holder of Preferred Stock, Series J shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      3. Reacquired Shares. Any shares of Preferred Stock, Series J purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon the retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions or the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

      4. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made of the holder of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, Series J unless, prior thereto, the holder of shares of Preferred Stock, Series J shall have received an amount per share (the "Preferred Stock, Series J") equal to $0.10.

           (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Preferred Stock, Series J and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Preferred Stock, Series J in respect thereof, then the assets available for such distribution shall be distributed ratably to the holder of the Preferred
Stock, Series J and the holder of such parity shares in proportion to their respective liquidation preferences.

           (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other Corporation into or with the Corporation shall be deemed to be liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

      5. No Redemption. Shares of Preferred Stock, Series J shall not be subject to redemption by the Company.

      6.    Ranking.   The Preferred Stock, Series J  shall  rank
junior to all other series of the Preferred Stock as to the payment of dividends, and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

      7. Amendment. At any time that any shares of Preferred Stock, Series J are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock, Series J so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Preferred Stock, Series J, voting separately as a class.

      8. Fractional Shares. Preferred Stock, Series J may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock, Series J.


                      ADINA Representations

      4. Adina hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

          (a)  In executing this Agreement to acquire the CAMELOT
Shares, Adina is acting solely for itself and for no other person, firm, partnership, corporation, or entity;

           (b) Adina's assets and net worth are sufficient to permit it to purchase the CAMELOT Shares in accordance with the terms of this Agreement;

           (c) Adina has no interest, direct or indirect, that would conflict with the business of CAMELOT;

           (d) Adina is not prevented by any federal, state, or local law or by any provision of any contract, mortgage, indenture, or other instrument from purchasing the CAMELOT Shares as contemplated by this Agreement;

           (e) Adina has had access to the extent it deems necessary to the financial information of CAMELOT sufficient to permit it to evaluate the business of CAMELOT and thereby evaluate the merits and risks associated with the purchase of the CAMELOT shares herein described;

           (f) Adina understands that CAMELOT has had a varied business history and that the CAMELOT Shares that it will be acquiring must be regarded as speculative and subject to a high degree of risk. Adina has received no assurance whatsoever as to the value of the CAMELOT Shares nor has CAMELOT or any other officer or director of CAMELOT made any representations or promises to Adina regarding any potential appreciation in value of the CAMELOT Shares.

                       CAMELOT Covenants

     5.   CAMELOT hereby covenants as follows:

          (a) At the Closing, CAMELOT shall undertake to deliver to Adina certificates representing 35,688,560 Preferred Shares, Series J with the balance, 18,123,220 Preferred Shares to be issued on one for one basis as new common shares of Camelot are issued until the balance is fully issued.

          (b) From the date hereof, CAMELOT shall take no action that would encumber or restrict the CAMELOT Shares subject to this subscription or their exchange or transfer;

           (c) CAMELOT will file and assist Adina in filing all required disclosure documents required by the Federal Securities
Laws upon the execution and consummation of this agreement.

                       Adina's Covenants

     6.   Adina hereby covenants as follows:

           (a) At the Closing, Adina shall deliver to CAMELOT certificates for the Adina Shares as set out in paragraph 1.

           (b) Adina will file all required disclosure documents and assist CAMELOT in filing all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this Agreement.

            Issuance of Shares and Rights of Shares

      7. CAMELOT shall issue said shares in the name of Adina, Inc., 17770 Preston Road, Dallas, Texas 75252.

      8. Adina shall provide a properly executed Stock Power to transfer the AMI Shares into the name of Camelot, 17770 Preston
Road, Dallas, Texas  75252.

      9. Adina understands and agrees that CAMELOT will not issue any shares until they are fully paid for.

      10. Adina agrees that the following or similar restrictive legend shall be placed on the certificates and that stop transfer orders shall be entered against said shares:

          THE  SHARES  REPRESENTED BY THIS  CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT  OF 1933 (THE "ACT"), AND ARE "RESTRICTED
          SECURITIES" AS THAT TERM IS DEFINED  IN  RULE
          144  UNDER  THE ACT, THE SHARES  MAY  NOT  BE
          OFFERED   FOR   SALE,   SOLD   OR   OTHERWISE
          TRANSFERRED  EXCEPT PURSUANT TO AN  EFFECTIVE
          REGISTRATION  STATEMENT  UNDER  THE  ACT   OR
          PURSUANT  TO  AN EXEMPTION FROM  REGISTRATION
          UNDER  THE ACT, THE AVAILABILITY OF WHICH  IS
          TO  BE ESTABLISHED TO THE SATISFACTION OF THE
          COMPANY.

                         Miscellaneous

      11. It is understood and agreed that Adina and CAMELOT and their representatives (including counsel and accountants) shall each keep confidential any information (unless readily ascertainable from public or published information or trade sources) obtained from the other, concerning their properties, operations and business.

      12. All covenants, representations and warranties by CAMELOT and Adina shall be true and correct as of the Closing, shall survive the Closing, and shall bind Adina and CAMELOT and their heirs and assigns as to any breach thereof not disclosed in writing or known to the parties prior to the Closing.

      13. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive or any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Adina or CAMELOT shall not constitute a waiver of the right to pursue other available remedies.

      14.   In  the  event  that any part of  this  Agreement  is
determined   by   a  court  of  competent  jurisdiction   to   be
unenforceable, the balance of the Agreement shall remain in full force and effect.

      15. CAMELOT hereby indemnifies Adina and Adina hereby indemnifies CAMELOT for any breach of any representation, warranty or covenant herein contained, including all costs associated with any resulting litigation or investigation thereof.

     14. This Agreement shall be construed according to the laws of the State of Texas.
      IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                         CAMELOT CORPORATION




                         By:
                              Jeanette Fitzgerald
                              Vice President and General Counsel


                         ADINA, INC.




                         By:
                              Robert Gregory
                              Director